MINERAL PROPERTIES SALE AND PURCHASE AGREEMENT
Dated for Reference the _____day of _____, 2009
Regarding _______ Primary Mining Licenses

BETWEEN:

DIRECTOR WITH COMPANY of P. O. Box _______Dar es Salaam, United Republic of Tanzania, a director and shareholder of Geo Can Resources Company of P.O. Box 80079, Dar es Salaam, United Republic of Tanzania

(hereinafter called the “The Purchaser”)
(Of the First Part)

AND:

_________________________________________________________________of P.O. Box ____, ___________, United Republic of Tanzania

(hereinafter individually referred to as an “Owner” and collectively referred to as the “Owners”)
(of the Second Part)

WHEREAS:

(a)

The Owners are the registered and lawful owners of ________ Primary Mining Licenses (PMLs) with the name and address of each Owner and the PML # of each PML owned by each owner set opposite each Owner’s name, as more specifically described on “Schedule A” attached hereto and forming a part of this agreement.

(b)

Each Owner has agreed to sell and transfer 100% of his interest in each PML set opposite his name on Schedule A by surrendering his interest and completing a transfer of the PMLs to the Purchaser to enable the Purchaser to register his ownership of the ________ PMLs.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payments outlined in “2.0” to be paid by the Purchaser to each Owner, the parties agree as follows:

1.	Definitions

“Commissioner’ means the Commissioner for Minerals of the Ministry of Energy and Minerals, located in Dar es Salaam, United Republic of Tanzania (“Tanzania”).

“Formal Registration” means registration of the ownership of a PML in the name of the Purchaser at the office of the Commissioner.

“Net Smelter Production” is the amount of gross production less any operating and production costs up to the date any payment is calculated.

“Non-Producing PML” is a Primary Mining License in which there exists only exploration pits or trenches and no active gold mining or production, although it may be located along a known structure.

“Owner” refers to a single owner or multiple owners of the same property.

“PML” means a Primary Mining Licensewhich can only be owned by a Tanzanian resident.

“Producing PML” is a Primary Mining License in which there exists current active gold mining and production or that is temporarily suspended due to obvious problems such as water, break downs or financing. The PML may even be abandoned, but, contains identifiable shafts and serious workings that renewing production can be easily established based on assay results.

“Pro-rata Portion” will be proportionately calculated based on the percentage or portion of the whole Special Mining License that each Owner’s license or licenses make up or contribute. i.e If the Special Mining License was originally comprised of six (6) individual PMLs and the Owners contribution to the whole Special Mining License is Two (2) PMLs of the six (6), then the Pro-rata Portion would be 33.3% of the whole Special Mining License.

“Schedules” form a part of this overall agreement to make it a whole agreement and are used to provide further definition to specific areas that require more detailed information. The Schedules contained in this agreement are: SCHEDULE A: PML Ownership, Definition, Coordinates and Power of Attorneys; SCHEDULE B: Equipment Inventory List; SCHEDULE C: Individual Compensation List and Amounts SCHEDULE D: Changes in PML Ownership from Recorded MEM Title

“Tsh” means Tanzania Shillings, the currency of the United Republic of Tanzania.

2.0	Purchase and Sale Agreement

2.1

Each owner hereby agrees to and does hereby sell and transfer one hundred percent (100%) of the PML(s) owned by him, listed according to Schedule A, including all assets within them, to the Purchaser in consideration of the total payment of Tsh
______________, conditional that the purchase option of All PMLs on Schedule A is finalized. The payments are to be made according to the following schedule:

2.1.1

Initial Payment: Upon execution of this agreement: Tsh ___________for each of the Producing PMLs listed on Schedule A; Tsh __________for each of the Non-producing PMLs listed on Schedule A as validation of this Purchase Agreement. Upon execution of this agreement and of this initial payment, the Owner agrees to allow free access for _120_ days, for the Purchaser’s representatives to perform initial ground exploration and sampling of all areas of the PMLs. This initial exploration, performed at the cost to the Purchaser, will allow the Purchaser to determine which PMLs listed on Schedule A it will continue the purchase agreement of and any subsequent payments. The Owner agrees that the Purchaser reserves the right to: discontinue their purchase of any or all of the properties listed on Schedule A within 120 days of the execution of this agreement, based on their initial exploration results or to extend the due diligence period for an additional 120 days by paying the same amount of the Initial Payment again to the Owner for each PML listed in Schedule A that it desires to extend the due diligence on. This will result in the Compensation Payment (2.1.2) and the Secondary Payments (2.1.3 and 2.1.4) being extended for the same period of time as each PML that the due diligence period has been extended on.

2.1.2

Compensation Payment: No Tsh will be paid as compensation for all equipment existing on the PMLs, relocation of homes, crops and any other investments into the property. This compensation to be paid on or before 120 days after the execution date of this agreement and following the transfer of all the PMLs listed in Schedule A to the Purchaser, completion of the due diligence period and provided a comprehensive equipment inventory list has been supplied that will become Schedule B and a complete list, to become Schedule C, of all persons/families that will receive compensation for relocation and crops. Schedule C will contain: acknowledgement by the Village Chairman and Secretary of the Mineral Property Sale and Purchase Agreement and complete with the full name of each person or family that is to receive compensation along with the descriptive reason for the compensation, the amount and the person’s signature of acceptance of the amount of compensation. If the compensation is paid directly to the Owner then he accepts the responsibility to properly dispense the compensation to satisfy all existing compensation liabilities that are highlighted above and listed on Schedule B and C. The Owner agrees, that failure to properly satisfy all of the compensation liabilities and to deliver the entire property unencumbered to the Purchaser will result in deductions from any subsequent payments to the Owner. Any additional amount of compensation that is paid by the Purchaser to achieve a totally unencumbered property will be multiplied by Two (2) and then be deducted from any further payments to the Owner. See 3.1 (xi)

2.1.3

Secondary Payment for Producing PMLs: Tsh ____________ for each Producing PML listed on Schedule A to be paid on or before 120 days after the execution date of this agreement, the transfer of all the PMLs listed in Schedule A to the Purchaser, completion of the due diligence period and delivery of 100% of the property unencumbered to the Purchaser, including all tailings and equipment listed on Schedule B, compensation fully completed as described on Schedule C and permitting the Purchaser the freedom and ability to commence mining or other operations immediately. Until free and unencumbered access to operate on the property has been verified and certified, the Secondary Payment will not be completed and any necessary deductions as outlined in 2.1.2 will be made.

2.1.4

Secondary Payment for Non-Producing PMLs: Tsh _____________ for each Non-Producing PML listed on Schedule A to be paid on or before 120 days after the execution date of this agreement, the transfer of all the PMLs listed in Schedule A to the Purchaser, completion of the due diligence period and delivery of 100% of the property unencumbered to the Purchaser, including all tailings and equipment listed on Schedule B, compensation fully completed as described on Schedule C and permitting the Purchaser the freedom and ability to commence mining or other operations immediately. Until free and unencumbered access to operate on the property has been verified and certified, the Secondary Payment will not be completed and any necessary deductions as outlined in 2.1.2 will be made.

2.1.5

Final Buy Out Payment: Tsh _______________ per PML or the pro-rata portion of two percent (2%) of the Net Smelter Production, at the option of the Purchaser, for each PML listed on Schedule A that the Purchaser desires to finalize the purchase option of. Such Final Buy Out Payment to be paid on or before 730 days after the payment made in 2.1.2, 2.1.3 and 2.1.4 herein.

3.0	Representations Of The Owners

3.1	Each Owner severally represents and warrants that:

(i)	he was legally entitled to hold the PML(s) until their Formal Registration to the Purchaser;

(ii)

the Owner was at the time of each transfer to the Purchaser of the Owner’s interest in each PML(s), the recorded holder and beneficial owner of the PML(s) free and clear of all liens, charges and claims of others and no taxes or rentals are or will be due in respect of any of the PML(s);

(iii)

the PML(s) have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the PML(s) is/are situate and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and at the date of Formal Registration to the Purchaser;

(iv)

there are not any adverse claims or challenges against or to the ownership of or title to any of the PML(s) nor to the knowledge of the Owner is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the PML(s) or any portion thereof, and no person has any royalty or other interest whatsoever in production from the PML(s).

(v)

the Owner has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and is of full age of majority, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Owner is bound or to which it the PML(s) may be subject;

(vi)	this Agreement has been duly executed and delivered by the Owner and constitutes legal, valid and binding obligations of the Owner enforceable against the Owner; and

(vii)

the Owner agrees to cooperate and provide consultation based on his existing working knowledge and experience of the property in behalf of the Purchaser and their geological representatives to expedite their assessment and progress on the property for up to 120 days from the execution of this agreement.

(viii)	the Owner assumes all liabilities existing within the PMLs up to and including the date of Transfer of the properties to the Purchaser.

(ix)	the Owner agrees to deliver all the assets and equipment that exist at or in the PML, as listed on Schedule B, up to and including the date of Transfer of the properties to the Purchaser.

(x)

the Owner understands and agrees that upon completion of all the payments according to the schedule outlined in 2.0 that he no longer has any ownership claim or interest in the PMLs and that they are owned one hundred percent (100%) by the Purchaser.

(xi)

the Owner understands that the amount of compensation agreed and paid to him as listed in 2.1.2 above is the total amount of compensation to be paid under this agreement and that he accepts full responsibility to satisfy all necessary compensation payments to third parties, as listed on Schedule C, to deliver each PML unencumbered and free of any need for additional compensation payments. The Owner agrees that if the Purchaser must pay any further compensation out to anyone to have the PML free and clear, then the Purchaser will deduct the total additional amounts paid out multiplied by Two (2) from any further payments.

(xii)

the Owner understands and agrees that the Purchaser reserves the right to terminate the purchase of any of the properties listed on Schedule A of this agreement until the Secondary Payment has been made for each property. The Owner understands that the Purchaser will transfer back to the credit of the Owner any property or properties that it desires to terminate the purchase of.

(xiii)

the Owner understands and agrees that if the Purchaser fails to make the final payment of 2.1.5 on schedule then, upon the Purchaser making a payment equivalent to 50% of the original Secondary Payment per PML, the Owner will agree to extend the Final Buy Out Payment due date an additional twelve (12) months.

3.2.1

The representations and warranties contained in this section are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the PML(s).

4.0	Representations and Warranties of the Purchaser

4.1

Purchaser represents and warrants to the Owner that the Purchaser has the authority to enter into this Agreement and to carry out the intent and purpose thereof and this Agreement constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms and ability to pay.

4.2

Purchaser represents and warrants to the Owner that if it fails to make the final payment as scheduled then it will make a penalty payment of 50% of the original Secondary Payment, per PML, to the Owner and the Owner will agree to extend the Final Buy Out Payment due date an additional twelve (12) months.

5.0	Non-Assignment and Assignment

The OWNER shall not assign or otherwise transfer any of its rights or duties hereunder without the prior written consent of the Purchaser. The Purchaser may assign or otherwise transfer its interest in this Agreement and in the Primary Mining Licenses in whole or in part before or after the Option is exercised. The Purchaser shall give notice of any such assignments or other transfer to the OWNER. The Purchaser shall be relieved of its obligations hereunder (to the extent of the transferred interest) arising after any such assignment or other transfer is made provided that the assignee assumes all further obligations of the Company hereunder with respect to the transferred interest.

6.0	Notice

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or faxed to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by facsimile shall be deemed conclusively to be the next business day. Either party may at any time or from time to time notify the other in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

If to the Owners:
In care of: _____________________________
Tel: (255) ______________Address: P.O. Box _____, _____________, Tanzania
Email: __________@_______.com
Attention: _____________

If to the Purchaser:
Tel: (255) _____________
Address: P.O. Box 80079, Dar es Salaam, Tanzania
Fax:
Email: ________@_______com
Attention: Director with Company

7.0	GENERAL

7.1	This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement;

7.2

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default;

7.3

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement;

7.4	This Agreement shall enure to the benefit of and be binding upon the Owner and the Purchaser and their respective successors and permitted assigns;

7.5	This Agreement shall be governed by and construed in accordance with the laws of the United Republic of Tanzania;

7.6	Time shall be of the essence in this Agreement;

7.7	Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be;

7.8

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

7.9

This Agreement represents an Option to purchase only and the Purchaser shall be under no obligation to the Owner. No act done or payment made by the Purchaser shall obligate the Purchaser to do any further act or make any further payment and in no event shall this Agreement or any act done or any payment made be construed as an obligation of the Purchaser to do or perform any work or make any further payments on or with respect to the Property. However, the Purchaser shall be required to fulfill the requirement of the Laws of the United Republic of Tanzania.

7.10

In the event that a dispute arises between the signed and executed English version of this agreement and the translated Swahili version the executed English version of this agreement will take priority and be exercised.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the day and year first above written.

NOW PARTIES in this agreement set their hands in the following manner:

I, ______________________________________Advocate have gone through this agreement in the presence of _________________________________for and on behalf of the Owner(s) in this agreement and I have read the contents of the agreement to him of which he has understood and has now set his hand to acknowledge and accept the terms and conditions of the agreement.

For the Purchasers:

SIGNED and DELIVERED at _____________	}
by the said DIRECTOR WITH COMPANY who	}
is known to me personally/Identified to me by	}

this_____ day of ___________2009	}

BEFORE ME:

Name: __________________________

Signature: _______________________

Address ________________________
                ________________________

Qualification _____________________

For the Owners:

SIGNED and DELIVERED at ______________________	}
the said ________________________	}
who is known to me personally/identified to me by	}
}
this__________day of ____________2009.

BEFORE ME:

Name ___________________________

Signature ________________________

Address _________________________
                _________________________

Qualification ______________________

SIGNED and DELIVERED at ________________	}
the said ______________	}
who is known to me personally/identified to me by	}
}
this__________day of_________ 2009.	}

BEFORE ME:

Name ________________________

Signature _____________________

Address ______________________
                ______________________

Qualification ___________________

SIGNED and DELIVERED at _____________	}
the said ________________	}
who is known to me personally/identified to me by	}
}
this__________day of ________2009.	}

BEFORE ME:

Name ________________________

Signature _____________________

Address ______________________
               _______________________

Qualification ___________________

SCHEDULE A
PML Ownership, Definition, Coordinates and Power of Attorneys
to the Agreement between
DIRECTOR WITH COMPANY
And

Owner's name and address	PML #	Coordinates

		Latitude	Longitude
QDS123/3
_____Hec

		Latitude	Longitude
QDS123/3
_____Hec
		Latitude	Longitude
QDS123/3
_____Hec
		Latitude	Longitude
QDS123/3
_____Hec
		Latitude	Longitude
QDS123/3
_____Hec

All located in Sambaru area in Singida District.

Acknowledgement of this Mineral Property Sale and Purchase agreement for the above listed licenses by the Chairman of __________________ Village Mr.________________ and the Secretary of __________________Village Mr. _____________________this day of _____________ , 2009 by each of their signatures below:

Witnessed by:

Witnessed by:

Schedule B
Equipment Inventory List

Items	Description	Year & Make	Serial #	Location	Tsh Value

Schedule C
Individual Compensation List and Amounts

Surname	Given Name	Description	Location	Tsh	Acceptance
				Amount	Signature

Witnessed and acknowledged by Mr. _______________________the Chairman of ________________Village and Mr. _______________________the Secretary of _______________________Village this ________day of _______________, 2009.____________________________

Witnessed by:

Witnessed by:

SCHEDULE D:
Changes in PML Ownership from Recorded MEM Title

Director with Company
P.O. Box
Dar es Salaam

Date: 18th September, 2009

_________________in partnerhip with _______________, P.O. Box _____________, Tanzania

Re: NOTIFICATION IN RELATION TO PRIMARY MINING LICENCES No.
       _________, __________, ___________, __________ AND ___________

Please refer to the agreement above referred entered between Director with Company (the Purchaser) and ____________in partnership with ______________________, (“the owner”) entered into mineral properties sale and purchase agreement on the 21st of May, 2009 in respect of the above mentioned Primary Mining Licence (“the Agreement”).

Under clause 2.1.1 of the agreement the purchaser has reserved the right to extend the due diligence period for an additional 120 days by paying the same amount of initial payment to the owner.

The purchaser seeks to extend the due diligence period to accomplish the following:-

(a)	Property Search
(b)	Compensation assessment
(c)	Confirmation of boundaries & Licences
(d)	Establish other modalities to enable better carrying out of the agreement.
(e)	Limited exploration excluding drilling programme.

Therefore, you are hereby notified that the purchaser is desirous to close secondary payment between 16th and 30th November, 2009 thus extending due diligence period for a further 120 days. The purchaser will notify you the date of making a transfer of license prior to completion of due diligence.

The Purchaser will make payment of Tsh _____________upon signing of acknowledgment of this letter to provide extension of a further 120 days to the agreement.

The secondary payment will be done after the due diligence exercise has been fully completed and compensation assessment and payment has been done in accordance with the agreement.

Yours Sincerely,

DIRECTOR WITH COMPANY